Exhibit 10.45

AMENDMENT TO

MEMC ELECTRONIC MATERIALS, INC.

STOCK UNIT AWARD AGREEMENT

For Directors

                    , 20

2001 Equity Incentive Plan

THIS AMENDMENT TO THE AGREEMENT is effective                     , 20    , between MEMC Electronic Materials, Inc. (the “Company”) and                                  (the “Participant”).

WHEREAS, the Company and Participant entered into an Agreement dated                      (the “Agreement”), whereby the Company granted to the Participant              Stock Unit Awards pursuant to the MEMC Electronic Materials, Inc. 2001 Equity Incentive Plan (the “Plan”);

WHEREAS, the Company and the Participant now wish to amend the Agreement as provided herein;

NOW, THEREFORE, in consideration of the mutual promises set forth in this Agreement, the parties hereto hereby agree as follows:

ARTICLE I. The Distribution of Common Stock Paragraph of the Agreement is amended and restated in its entirety as follows:

Distribution of Common Stock. Subject to the provisions below, as soon as practical after the Participant experiences a separation from service for purposes of Section 409A of the Internal Revenue Code, the Company shall transfer shares of Common Stock to the Participant equal in number to the Stock Unit Awards credited to the Participant’s Stock Unit Account that are vested at the time of such separation from service. Such transfer shall be made within 30 days following such separation from service. Notwithstanding the foregoing sentence, any distribution to a Participant who is also a “specified employee”, as defined under Section 409A of the Internal Revenue Code, shall be delayed, and not distributed until the date that is six months and one day following a separation from service for purposes of Section 409A of the Internal Revenue Code.

ARTICLE II. Miscellaneous.

No Other Changes. Other than with respect to the Section of the Agreement specifically referenced above, this Amendment does not modify, change or delete any other addendum, term, provision, representation, warranty or covenant (the “Provisions”) relating to or contained in the Agreement, and all such Provisions of the Agreement shall remain in full force and effect.

MEMC Electronic Materials, Inc.

By:
Title: